                                CERTIFICATION OF
               CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbane-Oxley Act of 2002, each of the undersigned officers of Famous Dave's of America, Inc. does hereby certify that:
     a. The Quarterly Report on Form 10-Q of Famous Dave's of America, Inc for the quarter ended September 29, 2002 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934: and
     b. information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Famous Dave's of America, Inc.


Dated: November 13, 2002                   /s/ Martin J. O'Dowd
                                           --------------------
                                           Martin J. O'Dowd
                                           President and Chief Executive Officer


Dated: November 13, 2002                   /s/ Kenneth J. Stanecki
                                           -----------------------
                                           Kenneth J. Stanecki
                                           Chief Financial Officer


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